UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  April 25, 2005

GRYPHON GOLD CORPORATION (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-127635 (Commission File Number)	92-0185596 (IRS Employer Identification No.)

390 UNION BLVD, SUITE 360 LAKEWOOD, CO 80228 (Address of Principal Executive Offices) (Zip Code)

(303) 988-5777
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

Employment Agreement with Michael Longinotti

        The Company and Michael Longinotti have agreed to several terms regarding his future services as Chief Financial Officer to the Company. Mr. Longinotti is to be appointed Chief Financial Officer on May 15, 2006 and will receive the following compensation and incentives:

•	Annual compensation of $CND 185,000 plus an annual incentive bonus and four weeks paid vacation;

•	Benefits consisting of a Company paid MSP health premium plan and a Company paid extended health plan;

•	A grant of up to 25,000 shares of Company stock as part of the Restricted Stock Unit Plan(1) vested in four (4) equal quarterly amounts starting 12 months from commencement of employment;

•	250,000 stock options issued pursuant to the Company’s Stock Option Plan to vest in six (6) equal quarterly amounts over 18 months commencing 12 months from commencement of employment;

•	150,000 Units of the Company at a price of $CND 1.53; with each Unit consisting of one (1) share of the Company’s common stock with a par value of $0.001 and one-half (1/2) of one (1) share purchase Series D Warrant.

(1)	The granting of these shares is subject to the proper implementation of the Restricted Stock Unit Plan by the Company.

        Mr. Longinotti’s employment commenced April 18, 2006. During the transition period leading up to his appointment as Chief Financial Officer, Mr. Longinotti will be aiding Mr. Thomas Sitar, the Company’s current Chief Financial Officer, in transferring the responsibilities of that office.

        The Company has agreed to enter into a formal employment agreement with Mr. Longinotti reflecting the above terms and such other terms upon which the parties mutually agree.

Item 1.02.    Termination of a Material Definitive Agreement

Employment Agreement with Thomas Sitar

        Thomas Sitar has notified the Board that he will retire as Chief Financial Officer of the Company, effective May 15, 2006, and at such time the Company’s employment agreement with Mr. Sitar will terminate; however, Mr. Sitar retains the right to exercise his current stock options to the extent the options have vested at any time prior to the Expiration Date (March 2010).

Item 5.02.    Departure of a Principal Officer; Appointment of a Principal Officer

Retirement of Thomas Sitar

        The Board of Directors has accepted the retirement of Thomas Sitar as the Chief Financial Officer of the Company and Principal Accounting and Financial Officer, effective May 15, 2006.

Appointment of Michael Longinotti

        The Board of Directors has approved the appointment of Michael Longinotti as the Company’s new Chief Financial Officer and Principal Accounting and Financial Officer, effective May 15, 2006. Mr. Longinotti joined the Company on April 25, 2006, and will aid Mr. Thomas Sitar in transferring the responsibilities of the Chief Financial Officer until such time as Mr. Longinotti’s appointment to that office and Mr. Sitar’s retirement.

        Mr. Longinotti has a variety of public and private company experience. Mr. Longinotti was treasurer for Cominco Ltd., was Chief Financial Officer at Silent Witness, netLok8 Inc., Knight Signs, and Digital Payment Technologies, and is president and co-founder of Strata-Assist. He is a past member of CIRI, current member of AICPA and the Washington Society of CPA’s. He has a Bachelor of Arts in Business Administration from the University of Washington, a Bachelor of Science in Environmental Science and Geology from Washington State University, and has completed the Advanced Management Program at Harvard Business School.

        Mr. Longinotti has no known family relationships with any directors, executive officers, or such persons nominated to become directors or executive officers. Outside of Mr. Longinotti’s employment agreement with the Company, Mr. Longinotti has not had a direct or indirect material interest in any Company transaction of the past two years, or any proposed Company transaction.

Item 7.01.  Regulation FD Disclosure

On April 25, 2006, the Company released the press release filed herewith as Exhibit 99.1

Item 9.01.   Financial Statements and Exhibits

(c)     Exhibits.

Exhibit 99.1	Description Press Release dated April 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gryphon Gold Corporation
(Registrant)

Dated: April 27, 2006	By: /s/ Anthony Ker
Anthony Ker Executive Vice President

EXHIBIT INDEX

Exhibit 99.1	Description Press Release dated April 25, 2006